Exhibit 99.1

Vistula Communications Services, Inc. acquires Goodman Blue Limited

October 11th, 2006 New York — Vistula Communications Services, Inc. (“Vistula”) (OTCBB: VSTL), a global supplier of flexible and reliable Voice over IP (“VoIP”) services to major telecommunications carriers and Internet Service Providers, announced today that it has acquired Goodman Blue Limited (“Goodman Blue”), a UK systems integration and software house.

Goodman Blue provides a software package that allows service providers, of any kind, to deliver real-time, self-service and fully automated, provisioning, rating, billing, service management and reporting of telecom and other services. For Vistula and its customers this software sits on the outside of V-Cube™(1) so that service providers can create hands-off management of their customers’ billable activity. The Goodman Blue solution is called - Order to Cash (“O2C”).

Vistula will be marketing O2C to V-Cube™ and non-V-Cube™ clients and has already received significant interest in the product. The particular benefit to Vistula’s clients is that it allows them to address the high cost of sale issues common with relatively low-value, high-volume client bases requiring complex solutions. This changes the service provider’s business model to the positive.

Rupert Galliers-Pratt, Chairman and CEO of Vistula commented “Goodman Blue’s solutions address two markets: end-to-end automated provisioning with book to bill service for telecoms service providers and automated self-service provisioning, rating and billing of telecom and ancillary services for the Serviced Office market.”

Mr. Galliers Pratt went on to say, “As well as delivering greater service options for Vistula’s clients, the acquisition of Goodman Blue provides new opportunities for VCSI in the telecoms sector.  This establishes within Vistula a proven systems integration capability to support the automated order portal deployment into our customer’s OSS/BSS.  We expect the acquisition of Goodman Blue to have an immediate positive cash flow impact on our business.”

Scott Goodwin, the owner of Goodman Blue, who is remaining as a consultant to the company said, “The future of Voice and Internet-based services will become dependent upon integrated order-to-cash systems. For the last four years Goodman Blue has focused on the creation of low-cost, easy to use O2C portals. Joining with Vistula’s sophisticated VoIP platform and global reach creates a unique combination in this rapidly expanding marketplace that will significantly benefit Vistula’s customers and shareholders.”

(1)             V-Cube™ - a uniquely featured Internet Protocol-P-B-X, or “IP-PBX,” that facilitates full contact communication services including voice, video, conferencing, call center, interactive voice response systems, and multi/sub-domain and unified messaging across enterprise and public networks.

About Vistula

Vistula is a telecommunications company providing hosted, managed VoIP (Voice over Internet Protocol) services to carriers, service providers and transit network operators. Vistula features solutions that enable telecommunications providers to rapidly deploy VoIP services over converged infrastructure through an integrated applications suite. Vistula trades on the OTCBB under the symbol: VSTL.

“Forward-Looking Statements’’

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof. Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements. Factors that could cause such a difference include material changes in our business or prospects, difficulties obtaining financing to fund our operations, failure to establish brand recognition for our products, failure to retain existing customers or attract new customers, failure to compete effectively in our industry, general  market and economic conditions, and other factors that are detailed from time to time in Vistula’s  SEC reports, including those detailed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Vistula disclaims any intent or obligation to update any forward-looking statements.